Exhibit 99.1

CHINA NORTHERN MEDICAL DEVICE, INC. – COMMON STOCK

SUBSCRIPTION AGREEMENT

Investment

I desire to purchase _____________________   shares of China Northern Medical Device, Inc. at $0.20 per share for a total of $___________________

Make Checks Payable to:

China Northern Medical Device, Inc.

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired.  All correspondence will go to the Investor Residence Address

Investor 1 (First, Middle I., Last):

______________________________________________________________________________________________________

Investor 2 (First, Middle I. Last):

______________________________________________________________________________________________________

Registration for the Investment (how the investment should be titled):

________________________________________________________________________________________

Investor Residence Address 1:

Check one of the following:

______________________________________________________________________________________________

  ☐

U.S. Citizen

Investor Residence Address 2:

  ☐

Resident Alien

____________________________________________________________________

City,

    State

       ZIP Code

  ☐

Foreign Resident; Country ________

________________________________________, ________, _______________

  ☐

U.S. Citizen residing outside the U.S.

Enter the taxpayer identification number.  For most individual taxpayers, it is their Social Security Number.  Note: If the purchase is in more than one name, the number should be that of the first person listed.  For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number

Taxpayer Identification Number (if applicable)

________-_____-_________

_____-________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

_______________________________________________________________________________

Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1

________________________________________

Date:_____________________________________

Authorized Signature of Investor 2

________________________________________

Date:_____________________________________

_______________________________________________________________________________________________________________________________

Company’s Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____

___________________________________

Authorized Representative of the Company